Exhibit 4.5

FORM OF AMENDMENT TO WARRANT AGREEMENT

This AMENDMENT TO THE WARRANT AGREEMENT (this “Agreement”) is dated as of [__________], 2023, by and between Chavant Capital Acquisition Corp., a Cayman Islands exempted company (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”).

WHEREAS, the Company and the Warrant Agent are parties to that certain Warrant Agreement, dated as of July 19, 2021 (the “Existing Warrant Agreement”; capitalized terms used herein but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Existing Warrant Agreement);

WHEREAS, pursuant to the Existing Warrant Agreement, the Company entered into certain private placement warrants purchase agreements with each of Chavant Capital Partners LLC (the “Sponsor”) and Roth Capital Partners, LLC and Craig-Hallum Capital Group LLC, the representatives of the underwriters in the Offering (as defined below) (each a “Representative” and together, the “Representatives”), pursuant to which the Sponsor and the Representatives and/or their designees (collectively, the “Private Purchasers”) purchased an aggregate of 3,400,000 warrants simultaneously with the closing of the Offering (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) at a purchase price of $1.00 per Private Placement Warrant, with each Private Placement Warrant being exercisable for one Ordinary Share (as defined below) at a price of $11.50 per share, subject to the adjustments set forth in the Existing Warrant Agreement;

WHEREAS, the Company consummated an initial public offering (the “Offering”) of units of the Company’s equity securities, each such unit comprised of one ordinary share of the Company, par value $0.0001 per share (“Ordinary Shares”), and three-quarters of one Public Warrant (collectively, the “Units”) and, in connection therewith, issued and delivered 6,000,000 redeemable warrants to public investors in the Offering (the “Public Warrants” and, together with the Private Placement Warrants, the “Warrants”), with each whole Warrant being exercisable for one Ordinary Share at an exercise price of $11.50 per share, subject to adjustments set forth in the Existing Warrant Agreement;

WHEREAS, on November 15, 2022, a Business Combination Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Business Combination Agreement”) was entered into by and among the Company, CLAY Merger Sub II, Inc., a Delaware corporation (“Merger Sub”), and Mobix Labs, Inc., a Delaware corporation (“Mobix”);

WHEREAS, the Business Combination Agreement provides, among other things, (a) that the Company will domesticate from a Cayman Islands exempted company to a Delaware corporation (the “Domestication”), pursuant to which, (i) one (1) share of Class A Common Stock (as defined below) will be issued in exchange for and on conversion in connection with the Domestication of each Ordinary Share outstanding immediately prior to the Domestication Effective Time (as defined in the Business Combination Agreement) and (ii) a warrant exercisable for one (1) share of Class A Common Stock will be issued in exchange for and on conversion in connection with the Domestication of each Warrant outstanding immediately prior to the

Domestication Effective Time; and (b) Merger Sub will merge with and into Mobix (the “Merger”), with Mobix surviving the Merger as a wholly-owned subsidiary of the Company;

WHEREAS, all of the Warrants are governed by the Existing Warrant Agreement;

WHEREAS, the board of directors of the Company has determined that the consummation of the transactions contemplated by the Business Combination Agreement will constitute a Business Combination (as defined in Section 3.2 of the Existing Warrant Agreement);

WHEREAS, in connection with the transactions contemplated by the Business Combination Agreement, effective as of the Domestication Effective Time, the Company shall amend the Existing Warrant Agreement to evidence the fact that the Company shall be a Delaware corporation and that each Company warrant shall be exercisable for one (1) share of Class A Common Stock rather than an Ordinary Share; and

WHEREAS, Section 9.8 of the Existing Warrant Agreement provides that the Company and the Warrant Agent may amend the Existing Warrant Agreement without the consent of any registered holders for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained therein or adding or changing any other provisions with respect to matters or questions arising under the Existing Warrant Agreement as the Company and the Warrant Agent may deem necessary or desirable and that the Company and the Warrant Agent deem shall not adversely affect the interest of the registered holders.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

1.Amendment of Existing Warrant Agreement.  The Company and the Warrant Agent hereby amend the Existing Warrant Agreement as provided in this Section 1, effective as of the Domestication Effective Time (as defined in the Business Combination Agreement), and acknowledge and agree that the amendments to the Existing Warrant Agreement set forth in this Section 1 are necessary or desirable and that such amendments do not adversely affect the interests of the registered holders:

1.1Preamble.  The preamble on page one of the Existing Warrant Agreement is hereby amended by deleting “Chavant Capital Acquisition Corp., an exempted company incorporated under the Laws of the Cayman Islands” and replacing it with “MOBIX LABS, INC., a Delaware corporation.” As a result thereof, all references to the “Company” in the Existing Warrant Agreement shall be references to Mobix Labs, Inc. rather than Chavant Capital Acquisition Corp.

1.2Recitals.  The recitals on pages one and two of the Existing Warrant Agreement are hereby deleted and replaced in their entirety as follows:

“WHEREAS, on July 19, 2021, Chavant Capital Acquisition Corp. (the “Company”) entered into certain private placement warrants purchase agreements (the “Warrant Purchase Agreements”), with each of Chavant Capital Partners LLC (the “Sponsor”) and Roth Capital Partners, LLC and Craig-Hallum Capital Group LLC, the representatives of the underwriters of the Offering (as defined below) (each a

“Representative” and together, the “Representatives”), pursuant to which the Sponsor and the Representatives and/or their designees (collectively, the “Private Purchasers”) purchased an aggregate of 3,400,000 warrants bearing the legend set forth in Exhibit B hereto (the “Private Placement Warrants”);

WHEREAS, on July 22, 2021, the Company consummated an initial public offering (the “Offering”) of 8,000,000 units of the Company’s equity securities, each such unit comprised of one ordinary share of the Company, par value $0.0001 per share (“Ordinary Shares”), and three-quarters of one Public Warrant (the “Units”) and, in connection therewith, issued and delivered 6,000,000 redeemable warrants to public investors in the Offering (the “Public Warrants” and, together with the Private Placement Warrants, the “Warrants”), with each whole Warrant being exercisable for one Ordinary Share at an exercise price of $11.50 per share, subject to adjustments set forth in the Existing Warrant Agreement;

WHEREAS, the Company filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1, File No. 333-257459 (the “Registration Statement”) and prospectus (the “Prospectus”), for the registration, under the Securities Act of 1933, as amended (the “Act”), of the offering and sale of the Units, the Public Warrants and the Ordinary Shares included in the Units;

WHEREAS, the Company, Merger Sub II, Inc., a Delaware corporation (“Merger Sub”), and Mobix Labs, Inc., a Delaware corporation (“Mobix”) are parties to that certain Business Combination Agreement, dated as of November 15, 2022 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), which, among other things, provides for the merger of Merger Sub with and into Mobix (the “Merger”), with Mobix surviving the Merger as a wholly-owned subsidiary of the Company;

WHEREAS, pursuant to the Business Combination Agreement, effective as of the Domestication Effective Time (as defined in the Business Combination Agreement), the Company domesticated from a Cayman Islands exempted company to a Delaware corporation (the “Domestication”), pursuant to which (a) one (1) share of the Class A Common Stock (as defined below) was issued in exchange for and on conversion in connection with the Domestication of each Ordinary Share of the Company outstanding immediately prior to the Domestication Effective Time and (b) a Warrant exercisable for one share of Class A Common Stock was issued in exchange for and on conversion in connection with the Domestication of each Warrant outstanding immediately prior to the Domestication Effective Time;

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants;

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:”

1.3Reference to Company Ordinary Shares.

1.3.1 All references to “Ordinary Shares” in the Existing Warrant Agreement (including all Exhibits thereto) shall mean “Class A Common Stock” or “shares of Class A Common Stock,” as applicable.

1.3.2“Class A Common Stock” shall mean, at any time after the Domestication Effective Time, the Class A Common Stock of the Company, par value $0.00001, as set forth in the Company’s certificate of incorporation.

1.4Detachability of Warrants.  Section 2.4 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“[INTENTIONALLY OMITTED]”

1.5Warrant Price. The third sentence of Section 3.1 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“The Company in its sole discretion may lower the Warrant Price at any time prior to the Expiration Date (as defined below) for a period of not less than twenty (20) days not including a Saturday, a Sunday or federal holiday, on which banks in New York City are generally closed for business (a “Business Day”), provided, that the Company shall provide at least three (3) Business Days’ prior written notice of such reduction to Registered Holders of the Warrants and, provided further that any such reduction shall be identical among all of the Warrants.”

1.6Duration of Warrants.  The first sentence of Section 3.2 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“A Warrant may be exercised only during the period (the “Exercise Period”) (A) commencing on the date that is thirty (30) days after the consummation of the transactions contemplated by the Business Combination Agreement (the “Business Combination”), and (B) terminating at 5:00 p.m., New York City time on the earlier to occur of: (i) the date that is five (5) years after the date on which the Business Combination is completed, (ii) the liquidation of the Company, or (iii) other than with respect to the Private Placement Warrants then held by either the Private Purchasers or any officers or directors of the Company, or any of their respective Permitted Transferees as provided in Section 6.1 hereof, on the Redemption Date (as defined below) as provided in Section 6.3 hereof (the “Expiration Date”); provided, however, that the exercise of any Warrant shall be subject to the satisfaction of any applicable conditions, as set forth in subsection 3.3.2 below, with respect to an effective registration statement.”

1.7Transfer of Warrants.  Section 5.6 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“[INTENTIONALLY OMITTED]”

1.8Registration of Class A Common Stock.  The first sentence of subsection 7.4.1 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“The Company agrees that as soon as practicable, but in no event later than fifteen (15) Business Days after the closing of the Business Combination, it shall use its best efforts to file with the Commission a registration statement for the registration, under the Securities Act, of the shares of Class A Common Stock issuable upon exercise of the Warrants.”

1.9Notices. Section 9.2 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“Any notice, statement or demand authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Company shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

Mobix Labs, Inc.

[                               ]

Attention: [           ]

email: [              ]

Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

Continental Stock Transfer & Trust Company

One State Street, 30th Floor

New York, NY 10004

Attention: Compliance Department

in each case, with copies to:

[             ]

Attn: [                       ]

Email: [                       ]”

1.10 Currency.  A new Section 9.10 is hereby inserted as follows:

“Currency.  Unless otherwise specified in this Agreement, all references to currency, monetary values and dollars set forth herein shall mean U.S. dollars (USD) and all payments hereunder shall be made in U.S. dollars (USD).”

1.11Exhibit A to the Existing Warrant Agreement is hereby amended by deleting Exhibit A in its entirety and replacing it with new Exhibit A attached hereto.

2.Miscellaneous Provisions.

2.1Effectiveness of Warrant.  Each of the parties hereto acknowledges and agrees that the effectiveness of this Agreement shall be expressly subject to the occurrence of the Merger (as defined in the Business Combination Agreement) and shall automatically be terminated and shall be null and void if the Business Combination Agreement shall be terminated for any reason.

2.2Successors.  All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

2.3Severability.  This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof.  Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

2.4Applicable Law.  The validity, interpretation and performance of this Agreement shall be governed in all respects by the laws of the State of New York, without giving effect to conflict of law principles that would result in the application of the substantive laws of another jurisdiction.  The parties hereby agree that any action, proceeding or claim against a party arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive forum for any such action, proceeding or claim.  Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.  Notwithstanding the foregoing, the provisions of this paragraph will not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum.

2.5Examination of the Warrant Agreement.  A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in the Borough of Manhattan, City and State of New York, for inspection by any Registered Holder. The Warrant Agent may require any such holder to submit his Warrant for inspection by it.

2.6Counterparts.  This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.  Signatures to this Agreement transmitted by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document (including DocuSign), will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

2.7Effect of Headings.  The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

2.8Reference to and Effect on Agreements; Entire Agreement.

2.8.1Any references to “this Agreement” in the Existing Warrant Agreement will mean the Existing Warrant Agreement as amended by this Agreement.  Except as specifically amended by this Agreement, the provisions of the Existing Warrant Agreement shall remain in full force and effect.

2.8.2 This Agreement and the Existing Warrant Agreement, as modified by this Agreement, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the date first above written.

CHAVANT CAPITAL ACQUISITION CORP.

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

By:
Name:
Title:

[Signature Page to Amendment to Warrant Agreement]

EXHIBIT A

[Form of Warrant Certificate]

[FACE]

Number

WARRANTS

THIS WARRANT SHALL BE VOID IF NOT EXERCISED PRIOR TO

THE EXPIRATION OF THE EXERCISE PERIOD PROVIDED FOR

IN THE WARRANT AGREEMENT DESCRIBED BELOW

MOBIX LABS, INC.

Incorporated Under the Laws of Delaware

CUSIP [•]

Warrant Certificate

This Warrant Certificate certifies that ________________, or registered assigns, is the registered holder of warrant(s) evidenced hereby (the “Warrants” and each, a “Warrant”) to purchase Class A common stock, $0.00001 par value (“Class A Common Stock”), of MOBIX LABS, INC., a Delaware corporation (the “Company”). Each Warrant entitles the holder, upon exercise during the period set forth in the Warrant Agreement referred to below, to receive from the Company that number of shares of fully paid and non-assessable Class A Common Stock as set forth below, at the exercise price (the “Warrant Price”) as determined pursuant to the Warrant Agreement, payable in lawful money (or through “cashless exercise” as provided for in the Warrant Agreement) of the United States of America upon surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of the Warrant Agent referred to below, subject to the conditions set forth herein and in the Warrant Agreement. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Each whole Warrant is initially exercisable for one share of fully paid and non-assessable Class A Common Stock. No fractional shares will be issued upon exercise of any Warrant. If, upon the exercise of Warrants, a holder would be entitled to receive a fractional interest in a share of Class A Common Stock, the Company will, upon exercise, round down to the nearest whole number the number of shares of Class A Common Stock to be issued to the Warrant holder. The number of shares of Class A Common Stock issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

The initial Warrant Price per one share of Class A Common Stock for any Warrant is equal to $11.50 per share. The Warrant Price is subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

Subject to the conditions set forth in the Warrant Agreement, the Warrants may be exercised only during the Exercise Period and to the extent not exercised by the end of such Exercise Period, such Warrants shall become void. The Warrants may be redeemed, subject to certain conditions, as set forth in the Warrant Agreement.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

MOBIX LABS, INC.

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, AS WARRANT AGENT

By:
Name:
Title:

[Form of Warrant Certificate]

[Reverse]

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive shares of Class A Common Stock and are issued or to be issued pursuant to the Warrant Agreement dated as of July 19, 2021, amended by the Amendment to Warrant Agreement, dated as of [__], 2023 (as amended, the “Warrant Agreement”), duly executed and delivered by the Company to Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the Registered Holders or Registered Holder, respectively) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Warrants may be exercised at any time during the Exercise Period set forth in the Warrant Agreement. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of Election to Purchase set forth hereon properly completed and executed, together with payment of the Warrant Price as specified in the Warrant Agreement (or through “cashless exercise” as provided for in the Warrant Agreement) at the principal corporate trust office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his, her or its assignee, a new Warrant Certificate evidencing the number of Warrants not exercised.

Notwithstanding anything else in this Warrant Certificate or the Warrant Agreement, no Warrant may be exercised unless at the time of exercise (i) a registration statement covering the shares of Class A Common Stock to be issued upon exercise is effective under the Securities Act and (ii) a prospectus thereunder relating to the shares of Class A Common Stock is current, except through “cashless exercise” as provided for in the Warrant Agreement.

The Warrant Agreement provides that upon the occurrence of certain events the number of shares of Class A Common Stock issuable upon exercise of the Warrants set forth on the face hereof may, subject to certain conditions, be adjusted. If, upon exercise of a Warrant, the holder thereof would be entitled to receive a fractional interest in a share of Class A Common Stock, the Company shall, upon exercise, round down to the nearest whole number of shares of Class A Common Stock to be issued to the holder of the Warrant.

Warrant Certificates, when surrendered at the principal corporate trust office of the Warrant Agent by the Registered Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Warrant Agent may deem and treat the Registered Holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a shareholder of the Company.

Election to Purchase

(To Be Executed Upon Exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive ______ shares of Class A Common Stock and herewith tenders payment for such shares of Class A Common Stock to the order of MOBIX LABS, INC. (the “Company”) in the amount of $______________ in accordance with the terms hereof. The undersigned requests that a certificate for such shares of Class A Common Stock be registered in the name of ______________, whose address is ______________ and that such shares of Class A Common Stock be delivered to whose address is ______________. If said number of shares of Class A Common Stock is less than all of the shares of Class A Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares of Class A Common Stock be registered in the name of______________, whose address is______________ and that such Warrant Certificate be delivered to______________, whose address is______________.

In the event that the Warrant has been called for redemption by the Company pursuant to Section 6.1 of the Warrant Agreement and the Company has required cashless exercise pursuant to Section 6.3 of the Warrant Agreement, the number of shares of Class A Common Stock that this Warrant is exercisable for shall be determined in accordance with subsection 3.3.1(b) and Section 6.3 of the Warrant Agreement.

In the event that the Warrant is a Private Placement Warrant that is to be exercised on a “cashless basis” pursuant to subsection 3.3.1(c) of the Warrant Agreement, the number of shares of Class A Common Stock that this Warrant is exercisable for shall be determined in accordance with subsection 3.3.1(c) of the Warrant Agreement.

In the event that the Warrant is to be exercised on a “cashless” basis pursuant to Section 7.4 of the Warrant Agreement, the number of shares of Class A Common Stock that this Warrant is exercisable for shall be determined in accordance with Section 7.4 of the Warrant Agreement.

In the event that the Warrant may be exercised, to the extent allowed by the Warrant Agreement, through cashless exercise (i) the number of shares of Class A Common Stock that this Warrant is exercisable for would be determined in accordance with the relevant section of the Warrant Agreement which allows for such cashless exercise and (ii) the holder hereof shall complete the following: The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, through the cashless exercise provisions of the Warrant Agreement, to receive shares of Class A Common Stock. If said number of shares is less than all of the shares of Class A Common Stock purchasable hereunder (after giving effect to the cashless exercise), the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares of Class A Common Stock be registered in the name of ______________, whose address is ______________ and that such Warrant Certificate be delivered to ______________, whose address is ______________.

[Signature Page Follows]

Date:, 20

(Signature)

(Address)

________________________________

(Tax Identification Number)

Signature Guaranteed:

____________________________________

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 (OR ANY SUCCESSOR RULE) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED).

EXHIBIT B

LEGEND

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. IN ADDITION, SUBJECT TO ANY ADDITIONAL LIMITATIONS ON TRANSFER DESCRIBED IN THE LETTER AGREEMENT BY AND AMONG MOBIX LABS, INC.  (THE “COMPANY”), CHAVANT CAPITAL PARTNERS LLC AND THE OTHER PARTIES THERETO, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED PRIOR TO THE DATE THAT IS THIRTY (30) DAYS AFTER THE DATE UPON WHICH THE COMPANY COMPLETES ITS INITIAL BUSINESS COMBINATION (AS DEFINED IN SECTION 3 OF THE WARRANT AGREEMENT REFERRED TO HEREIN) EXCEPT TO A PERMITTED TRANSFEREE (AS DEFINED IN SECTION 2 OF THE WARRANT AGREEMENT) WHO AGREES IN WRITING WITH THE COMPANY TO BE SUBJECT TO SUCH TRANSFER PROVISIONS.

SECURITIES EVIDENCED BY THIS CERTIFICATE AND ORDINARY SHARES OF THE COMPANY ISSUED UPON EXERCISE OF SUCH SECURITIES SHALL BE ENTITLED TO REGISTRATION RIGHTS UNDER A REGISTRATION RIGHTS AGREEMENT TO BE EXECUTED BY THE COMPANY.”